                          Exhibit 1. (5)(a)
                          -----------------

                     Revised Form of VGSP Policy

                                and

                          Exhibit 1. (5)(d)
                          -----------------

                           Form of FRC-VUL






secs62

         GENERAL
         AMERICAN                                              POLICY NUMBER:
      A MUTUAL LIFE                                              16,000,001
    INSURANCE COMPANY
  13045 TESSON FERRY RD.                                          INSURED:
ST. LOUIS, MISSOURI 63128 [LOGO]                                  John Doe




            FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE TO AGE 100

Flexible Premiums are payable during the lifetime of the insured to the maturity date. The death benefit is payable at the death of the insured prior to the maturity date and while the policy is in force. Cash surrender value, if any, is payable on the maturity date. Participating annual dividends may be paid.

THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED ON PAGES 4.01 and 4.02.

THE POLICY'S CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT DIVISION AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE THE SEPARATE ACCOUNT PROVISION.

THE POLICY'S CASH VALUE IN THE GENERAL ACCOUNT WILL BE CREDITED WITH INTEREST AT A MINIMUM GUARANTEED RATE AS SHOWN ON THE POLICY SPECIFICATIONS PAGE. WE MAY CREDIT ADDITIONAL INTEREST IN EXCESS OF THE GUARANTEED RATE. SEE THE GENERAL ACCOUNT CASH VALUE PROVISION.


                          RIGHT TO EXAMINE POLICY

Please read this policy. You may return this policy to us or to the agent through whom it was purchased within 20 days from the date you receive it or within 45 days after the application is signed, whichever period ends later. If you return it within this period, the policy will be void from the beginning. We will refund any premium paid.

This policy is a legal contract between the policy owner and General American. PLEASE READ YOUR CONTRACT CAREFULLY. This cover sheet provides only a brief outline of some of the important features of your policy. This cover sheet is not the complete insurance contract and only the actual policy provisions will control. The policy itself sets forth, in detail, the rights and obligations of both you and your insurance company. IT IS, THEREFORE, IMPORTANT THAT YOU READ YOUR POLICY.

Signed for the company at its Home Office, St. Louis, Missouri 63128. (1-800-638-9294)


      /s/ Robert J. Banstetter                  /s/ Richard A. Liddy
        V.P., GENERAL COUNSEL                     CHAIRMAN, PRESIDENT
            AND SECRETARY                               AND CEO


100003
(10/95)                            0.01

             ALPHABETIC GUIDE TO YOUR CONTRACT

Page
3.07  Addition, Deletion or Substitution of Investments
4.03  Allocation of Net Premiums
3.04  Assignments
6.08  Basis of Computation
3.02  Beneficiary
6.06  Cash Surrender Value
6.03  Cash Values
4.02  Change in Contract Type
4.02  Change in Face Amount
3.04  Change of Owner or Beneficiary
3.04  Claims of Creditors
3.04  Conformity with Statutes
4.01  Death Benefit
3.01  Definitions
6.01  Dividends
6.01  Dividend Options
6.03  General Account Cash Value
6.03  General Account Interest Rate
4.04  Grace Period
3.05  Incontestability
7.01  Interest on Proceeds
3.01  Issue Age
6.05  Loan Account Cash Value
6.01  Loans

Page
3.01  Maturity Date
3.05  Misstatement of Age or Sex and Corrections
6.05  Monthly Cost of Insurance
6.06  Monthly Deduction
6.05  Monthly Policy Charge
6.04  Net Investment Factor
4.03  Net Premium
3.02  Owner
6.06  Partial Withdrawals
7.01  Payment of Policy Benefits
4.03  Payment of Premiums
4.02  Policy Changes
4.01  Policy Proceeds
6.08  Postponement of Payments
4.04  Reinstatement
3.04  Requests for Changes and/or Information
6.04  Separate Account Cash Value
3.06  Separate Account Provisions
3.04  Statements in Application
3.05  Suicide Exclusion
6.06  Surrender
3.06  Transfers

Additional Benefit Riders, Modifications and Amendments, if any, and a Copy of the Application are found following the final section.

                         NOTICE OF ANNUAL MEETING

Our annual meeting for the election of directors and the transaction of other business is held each year at our Home Office in St. Louis, Missouri. The meeting is at 9:00 a.m. on the fourth Tuesday in January. We are a mutual company owned by our policyowners. Each policyowner is entitled to vote at such elections and to participate in such meetings.

100003                            0.02
(10/95)

POLICY SPECIFICATIONS

      GENERAL POLICY SPECIFICATIONS

INSURED                          [JOHN DOE]
POLICY NUMBER                  [16,000,001]
ISSUE DATE                [OCTOBER 1, 1995]
MATURITY DATE<F*>         [OCTOBER 1, 2060]
FACE AMOUNT                      [$100,000]
CONTRACT TYPE                    [OPTION C]
INSURED AGE                            [35]
SEX                                  [MALE]
SURRENDER CHARGE FACTOR                [4%]
GENERAL ACCOUNT MAXIMUM
  ALLOCATION PERCENT                 [100%]


RISK CLASSIFICATION       [STANDARD SMOKER]
INITIAL ANNUAL
  MINIMUM PREMIUM                 [$291.00]
PLANNED ANNUAL
  PREMIUM                         [$466.00]
GENERAL ACCOUNT MAXIMUM
  WITHDRAWAL PERCENTAGE LIMIT         [25%]
MORTALITY AND EXPENSE RISK
  PERCENTAGE                        [0.70%]
DAILY EXPENSE PERCENTAGE        [.0019111%]



FORM          BENEFITS -    AS SPECIFIED IN POLICY
NUMBERS                     AND IN ANY RIDER

              POLICY PLAN:  FLEXIBLE PREMIUM VARIABLE
                            LIFE INSURANCE TO AGE 100

100003
11162
11163
11164
11165
103000
10495
10692
00768

11162                            1.01

2.   POLICY SPECIFICATIONS

MINIMUM FACE AMOUNT                                          [$50,000]
MINIMUM FACE AMOUNT DECREASE                                  [$5,000]
MINIMUM FACE AMOUNT INCREASE                                 [$25,000]
MINIMUM PREMIUM PAYMENT                                       [$10.00]
PERCENT OF PREMIUM CHARGE
  YEARS 1-10                                                   [7.50%]
PERCENT OF PREMIUM CHARGE-YEARS 11+                            [4.75%]
MAXIMUM PERCENT OF PREMIUM CHARGE                              [7.50%]
MONTHLY POLICY CHARGE                                          [$4.00]
GENERAL ACCOUNT
  MAXIMUM NUMBER OF PARTIAL
   WITHDRAWALS/TRANSFERS                                           [4]
GENERAL ACCOUNT
   FLAT WITHDRAWAL AMOUNT                                     [$5,000]
MAXIMUM FEES FOR PROJECTION OF BENEFITS
      AND VALUES                                              [$25.00]
GUARANTEED INTEREST RATE ON PROCEEDS                            [4.0%]
7702 TABLE                                [1980 CSO MORTALITY TABLE A,
                                                 AGE NEAREST BIRTHDAY]
MINIMUM CASH VALUE
  MORTALITY TABLE                         [1980 CSO MORTALITY TABLE A,
                                                 AGE NEAREST BIRTHDAY]
MONTHLY COST OF
  INSURANCE FACTOR                                         [1.0032737]
GENERAL ACCOUNT CASH VALUE
  GUARANTEED INTEREST RATE                                      [4.0%]


[FN]
<F*>IF THE INITIAL PREMIUM PAID AND SUBSEQUENT PREMIUMS PROVE TO BE TOO LOW,
    COVERAGE PROVIDED BY THIS POLICY MAY CEASE PRIOR TO THE MATURITY DATE.

    YOUR POLICY ALLOWS US TO ESTABLISH A NEW LOAN INTEREST RATE ONCE EACH YEAR SUBJECT TO A LEGAL MAXIMUM. PLEASE REFER TO THE INDEXED LOAN INTEREST PROVISION ON PAGE 6.01.




11162                             1.02

                    SURRENDER CHARGE SCHEDULE

INSURED              JOHN DOE    POLICY NUMBER          16,000,001
AMOUNT OF INSURANCE  $100,000    COVERAGE                 FPVL-100
                                 EFFECTIVE DATE    October 1, 1995
                                 MATURITY DATE     October 1, 2060

POLICY MONTH      SURRENDER          POLICY MONTH        SURRENDER
                   CHARGE                                 CHARGE
   1-61            100.00%                92              48.33%
     62             98.33%                93              46.66%
     63             96.66%                94              45.00%
     64             95.00%                95              43.33%
     65             93.33%                96              41.66%
     66             91.66%                97              40.00%
     67             90.33%                98              38.33%
     68             88.33%                99              36.66%
     69             86.66%               100              35.00%
     70             85.00%               101              33.33%
     71             83.33%               102              31.66%
     72             81.66%               103              30.00%
     73             80.00%               104              28.33%
     74             78.33%               105              26.66%
     75             76.66%               106              25.00%
     76             75.00%               107              23.33%
     77             73.33%               108              21.66%
     78             71.66%               109              20.00%
     79             70.00%               110              18.33%
     80             68.33%               111              16.66%
     81             66.66%               112              15.00%
     82             65.00%               113              13.33%
     83             63.33%               114              11.66%
     84             61.66%               115              10.00%
     85             60.00%               116               8.33%
     86             58.33%               117               6.66%
     87             56.66%               118               5.00%
     88             55.00%               119               3.33%
     89             53.33%               120               1.66%
     90             51.66%               121               0.00%
     91             50.00%

If this amount of insurance is fully surrendered during the 120 months following the effective date the surrender charge is the appropriate percent listed above times the surrender charge amount as defined in Section 9, Cash Values. If a partial withdrawal of cash value occurs within 120 months of issue, the amount of the surrender charge will be the previously defined surrender charge times the percentage of the cash value withdrawn. Immediately after a withdrawal, the policy's remaining surrender charge will equal the amount of the surrender charge immediately before the withdrawal less the amount deducted in connection with the withdrawal.


11163

           TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                          RATES ARE PER $1,000

COVERAGE                 FPVL-100        INSURED:                 JOHN DOE
MATURITY DATE:    October 1, 2060        POLICY NUMBER:         16,000,001
                                         ISSUE DATE:       October 1, 1995

ATTAINED        RATE       ATTAINED        RATE       ATTAINED      RATE
  AGE                        AGE                        AGE
   35         0.17000         57         1.04083         79        7.58750
   36         0.18666         58         1.13250         80        8.23666
   37         0.20000         59         1.23083         81        8.95666
   38         0.21499         60         1.34000         82        9.77083
   39         0.23250         61         1.46166         83       10.68833
   40         0.25166         62         1.59916         84       11.68750
   41         0.27416         63         1.75500         85       12.74583
   42         0.29666         64         1.92833         86       13.84083
   43         0.32250         65         2.11833         87       14.96249
   44         0.34916         66         2.32083         88       16.10583
   45         0.37916         67         2.53666         89       17.27416
   46         0.41000         68         2.76583         90       18.48083
   47         0.44333         69         3.01416         91       19.74833
   48         0.47833         70         3.29250         92       21.12083
   49         0.51750         71         3.60833         93       22.67583
   50         0.55916         72         3.97083         94       24.65833
   51         0.60833         73         4.38666         95       27.49666
   52         0.66333         74         4.84916         96       32.04583
   53         0.72583         75         5.34916         97       40.01666
   54         0.79666         76         5.87750         98       54.83166
   55         0.87250         77         6.42666         99       83.33333
   56         0.95499         78         6.99166

These rates are for the base policy at issue. They are based on the 1980 Commissioners Standard Ordinary Mortality Table A.


11164

             DEATH BENEFIT OPTION C ATTAINED AGE FACTORS


COVERAGE                 FPVL-100      INSURED:             JOHN DOE
MATURITY DATE:    October 1, 2060      POLICY NUMBER:     16,000,001
                                       ISSUE DATE:       May 1, 1995

ATTAINED     FACTOR      ATTAINED     FACTOR      ATTAINED    FACTOR
  AGE                      AGE                      AGE
   35       4.00614         57       2.04765         79      1.29166
   36       3.87518         58       1.99407         80      1.27403
   37       3.74963         59       1.94267         81      1.25724
   38       3.62870         60       1.89335         82      1.24132
   39       3.51230         61       1.84606         83      1.22632
   40       3.40038         62       1.80077         84      1.21233
   41       3.29279         63       1.75748         85      1.19934
   42       3.18951         64       1.71619         86      1.18728
   43       3.09023         65       1.67686         87      1.17599
   44       2.99490         66       1.63943         88      1.16532
   45       2.90326         67       1.60375         89      1.15507
   46       2.81524         68       1.56971         90      1.14503
   47       2.73062         69       1.53715         91      1.13497
   48       2.64924         70       1.50600         92      1.12464
   49       2.57092         71       1.47627         93      1.11375
   50       2.49562         72       1.44799         94      1.10200
   51       2.42318         73       1.42122         95      1.08917
   52       2.35364         74       1.39605         96      1.07519
   53       2.28695         75       1.37246         97      1.06014
   54       2.22308         76       1.35038         98      1.04417
   55       2.16200         77       1.32969         99      1.02649
   56       2.10356         78       1.31016


11165

                  1.  DEFINITIONS IN THIS POLICY

WE, US AND OUR

General American Life Insurance Company.

YOU AND YOUR

The owner of this policy. The owner may be someone other than the insured.

In the application the words "You" and "Your" refer to the proposed insured person(s).

INSURED

The person whose life is insured under this policy. See the policy specifications page.

ISSUE AGE

The insured's age at his or her nearest birthday as of the issue date.

ATTAINED AGE

The issue age plus the number of completed policy years.

ISSUE DATE

The effective date of the coverage under this policy which is the Issue Date shown on the Policy Specifications page. It is also the date from which policy anniversaries, policy years, and policy months are measured.

INVESTMENT START DATE

The date the first premium is applied to the General Account and/or the Divisions of Separate Account Eleven. This date will be the later of:

-  The issue date of the policy; or

-  The date we receive the first premium at our home office.

MATURITY DATE

The policy anniversary on which the insured attains age 100. If the insured is living and the policy is in force on this date, the cash surrender value plus any dividends due are payable to you. It is possible that insurance coverage may not continue to the maturity date even if planned premiums are paid in a timely manner.

MONTHLY ANNIVERSARY

The same date in each succeeding month as the issue date except that whenever the monthly anniversary falls on a date other than a valuation date, the monthly anniversary will be deemed the next valuation date. If any monthly anniversary would be the 29th, 30th, or 31st day of a month that does not have that number of days, then the monthly anniversary will be the last day of that month.

GENERAL ACCOUNT

The assets held by us, excluding any loans, other than those allocated to the Divisions of Separate Account Eleven or any other separate account.

SEPARATE ACCOUNT

Separate Account Eleven, a separate investment account created by us to receive and invest net premiums received for this policy or other policies.

LOAN ACCOUNT

The account to which we will transfer from the General Account and the Divisions of Separate Account Eleven the amount of any policy loan.

LOAN SUBACCOUNT

A Loan SubAccount exists for the General Account and each Division of Separate Account Eleven. Any cash value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount to reflect the origin of the cash value. At any point in time, the Loan Account will equal the sum of all the Loan SubAccounts.

VALUATION DATE

Each day that the New York Stock Exchange is open for trading and we are open for business.

SEC

The United States Securities and Exchange Commission or any successor agency.


103000                            3.01
(10/95)

2.  PERSONS WITH AN INTEREST IN THE POLICY

OWNER

Unless someone else is shown as owner in the application or in any supplemental agreement attached to this policy, the insured will be the owner of this policy. If there is more than one owner at a given time, all must exercise the right of ownership. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision.

You, as owner, are entitled to exercise all ownership rights provided by this policy while it is in force. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If you should die, and you are not insured, your interest will go to your estate unless otherwise provided.

1. OWNER'S RIGHTS. Unless otherwise provided, the policy will be jointly owned by all owners named in a class, or by the survivors of that class.

2. TRUSTEE OWNER. We may act in reliance upon the written request of any trustee and we are not responsible for proper administration of the trust.

3. FINAL OWNER. Unless otherwise provided, the final owner will be the estate of the last owner to die.

BENEFICIARY

The person named in the application or by later designation to receive the proceeds in the event of the insured's death. You may change the beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the beneficiary has no rights in this policy before the death of the insured. If there is more than one beneficiary at the death of the insured, each will receive equal payments unless otherwise provided.

Unless you provide otherwise, if a beneficiary dies prior to the insured's death, that beneficiary's share will be paid to the living beneficiaries of that class. The deceased beneficiary's share will be paid in the same proportion as the living beneficiaries' shares. If there are no beneficiaries living when the insured dies, or at the end of any Common Disaster period, the proceeds (commuted if required) will be payable to you, if you are living, or to your estate.

Any payment we make will terminate our liability with respect to such payment. If the insured designates specific amounts to be paid to specific beneficiaries and the total of those amounts is other than the amount of proceeds payable, the proceeds payable will be adjusted and paid in the same proportion as the specific amounts were to be paid.

1. "CHILDREN LEGALLY ADOPTED" means those adopted through recognized statutory proceedings.

2.  A CORPORATION includes its successors or assigns.

Any term used in the MASCULINE, FEMININE, SINGULAR or PLURAL, will include or be the opposite gender or number where necessary.

If any beneficiary designation in the application includes any of the following provisions, the terms of that provision shown below will apply:

1. PER STIRPES. The share of a deceased beneficiary will be paid to that beneficiary's surviving children, equally.

2. COMMON DISASTER. We will not make payment until the stated number of days after the insured's death. If any beneficiary dies during this period, or if the order of death of any beneficiary and the insured cannot be determined, we will pay as though such beneficiary died first.

3. TRUST FOR MINOR BENEFICIARY. The original or successor trustee for a minor beneficiary will serve without bond and exercise all rights and receive all proceeds for the minor beneficiary. Such proceeds will be held in a separate trust and used at the trustee's discretion for such minor's education, support, care and general welfare. The trust will terminate at the legal age of majority or prior death of the minor beneficiary. Any funds then held by the trustee will be paid in one sum to such beneficiary or the beneficiary's estate. The trust can be revoked by a change of beneficiary under the policy. Payment to any trustee will discharge us to the extent of such payment.

103000                            3.02
(10/95)

4.  TRUST UNDER WILL. When we receive at our Home Office:

    a) Certified copies of the Last Will and Testament of the named testator; and

    b) The order admitting the Will to probate; and if such Will created a trust capable of receiving proceeds;

    then we will pay proceeds to the trustee.

    If, before we receive these documents, satisfactory proof is furnished that:

    a) the testator died intestate; or

    b) the Will created no trust capable of receiving proceeds; or

    c) the testator was not the insured, but survived the insured;

    then we will pay the proceeds to you, unless otherwise provided.

    If we pay under any of these conditions, we will be discharged to the extent of such payment. We are not required to check into the validity, general terms or proper administration of the trust. Such trustee designation will not affect your rights under the policy, including the right to change the beneficiary.

5. TRUST UNDER SEPARATE WRITTEN AGREEMENT. When we receive at our Home Office a written statement from the trustee named in the beneficiary designation that:

    a) the trustee agreement is in force; and

    b) the agreement permits the trustee to receive the proceeds;

    then we will pay the proceeds to the trustee.

    If, before we receive the trustee's statement, satisfactory proof is furnished that:

    a) the trust agreement is not in effect; or

    b) the agreement does not permit the trustee to receive the proceeds;

    then we will pay the proceeds to you, unless otherwise provided.

    If we pay under any of these conditions, we will be discharged to the extent of such payment. We are entitled to rely on any statements or documents furnished to us by the trustee and are not required to check into the validity, general terms or proper administration of the trust agreement. Such trustee designation will not affect your rights under the policy, including the right to change the beneficiary.

6. IRREVOCABLE BENEFICIARY. You cannot change an irrevocable beneficiary without the written consent of such beneficiary. Also, you cannot exercise any other ownership rights without the consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and interest of the irrevocable beneficiary.

7. CREDITOR BENEFICIARY. Proceeds payable to any creditor beneficiary are limited to its provable interest. The balance of any proceeds will be paid to any other named beneficiary. If there is no other beneficiary living, we will pay the proceeds to you, unless otherwise provided. You cannot change a creditor beneficiary without the written consent of the creditor or release of its interest. Also, you cannot exercise any other ownership rights without the consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and interest of the creditor beneficiary.

8. BUSINESS BENEFICIARY. If any designation indicates the existence of a business relationship between the insured and the beneficiary, such designation may not be changed without the consent of the business beneficiary. Also, you cannot exercise any other ownership rights without the written consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and interest of the business beneficiary.

103000                            3.03
(10/95)

CHANGE OF OWNER OR BENEFICIARY

During the lifetime of the Insured you may change the ownership and beneficiary designations, subject to any restrictions as stated in the Owner or Beneficiary provisions. You must make the change in written form satisfactory to us. If acceptable to us the change will take effect as of the time you signed the request, whether or not the insured is living when we receive your request at our home office. The change will be subject to any assignment of this policy or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the policy for endorsement before we accept the change.

If you are also the beneficiary of the policy at the time of the insured's death, you may designate some other person to receive the proceeds of the policy within 60 days after the insured's death.

ASSIGNMENTS

We will not be bound by an assignment of the policy or of any interest in it unless:

1.  The assignment is made as a written instrument,

2. You file the original instrument or a certified copy with us at our home office, and

3.  We send you an acknowledged copy.

We are not responsible for determining the validity of any assignment.

If a claim is based on an assignment, we may require proof of interest of the claimant. A valid assignment will take precedence over any claim of a beneficiary.

REQUESTS FOR CHANGES AND/OR INFORMATION

Submit all requests for change and/or information in writing to our home office - General American Life Insurance Company, P.O. Box 14490, St. Louis, MO 63178.


3.  GENERAL PROVISIONS

THE CONTRACT

We have issued this policy in consideration of the application and payment of premiums. The policy, the application for it, any riders and any application for an increase in face amount constitute the entire contract and are attached to and made a part of the policy when the insurance applied for is accepted. A copy of any application for reinstatement will be sent to you for attachment to this policy and will become part of the contract of reinstatement and of this policy. The policy may be changed by mutual agreement. Any change must be in writing and approved by our President, Vice-President or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this policy, or to waive any of its provisions.

CONFORMITY WITH STATUTES

If any provision in this policy is in conflict with the laws of the state which govern this policy, the provision will be deemed to be amended to conform with such laws. In addition, we reserve the right to change this policy if we determine that a change is necessary to cause this policy to comply with, or give you the benefit of, any federal or state statute, rule or regulation, including, but not limited to, requirements for life insurance contracts under the Internal Revenue Code, or its regulations or published rulings.

STATEMENTS IN APPLICATION

All statements made by the insured or on his or her behalf, or by the applicant, will be deemed representations and not warranties, except in the case of fraud. Material misstatements will not be used to void the policy, any rider or any increase in face amount or deny a claim unless made in the application for a policy, a rider or an increase in face amount.

CLAIMS OF CREDITORS

To the extent permitted by law, neither the policy nor any payment under it will be subject to the claim of creditors or to any legal process.

103000                            3.04
(10/95)

RIGHT TO EXAMINE INCREASE IN FACE AMOUNT

You have the right to request us to cancel an increase in face amount and receive a refund. The request must be made no later than:

- 20 days from the date you received the new policy specifications page for the increase; or

-  45 days after the date you signed the application for the increase.

If you do request us to cancel the increase, the monthly deductions associated with that increase will be restored to the policy's cash value. This amount will be allocated to the General Account and the Divisions of Separate Account Eleven in the same manner as it was deducted.

MISSTATEMENT OF AGE OR SEX AND CORRECTIONS

If there is a misstatement of age or (in a non-unisex policy) sex in the application, the amount of the death benefit will be that which would be purchased by the most recent mortality charge at the correct age or (in a non-unisex policy) sex.

If we make any payment or policy changes in good faith, relying on our records, or evidence supplied to us, our duty will be fully discharged. We reserve the right to correct any errors in the policy.

CHANGE IN RISK CLASSIFICATION

If the insured's issue age is below 20, sixty days prior to the policy anniversary upon which the insured will attain age 20, we will notify you that a non-smoker risk classification is available. This notification will include the forms required to make the requested change. Upon receipt of the forms requested for a non-smoker risk classification and proof satisfactory to us, the risk class will be non-smoker. If no request is received by us or if the insured does not qualify as a non-smoker, the risk class will be smoker.

INCONTESTABILITY

We cannot contest this policy after it has been in force during the lifetime of the insured for two years from its issue date. We cannot contest an increase in face amount with regard to material misstatements made concerning such increase after it has been in force during the lifetime of the insured for two years from its effective date. We cannot contest any reinstatement of this policy, with regard to material misstatements made concerning such reinstatement, after it has been in force during the lifetime of the insured for a period of two years from the date we approve the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.

SUICIDE EXCLUSION

If the insured dies by suicide, while sane or insane, within two years from the issue date (or within the maximum period permitted by law of the state in which this policy was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding policy loans with interest to the date of death, and less any partial withdrawals.

If the insured, while sane or insane, commits suicide within two years after the effective date of any increase in face amount, the death benefit for that increase will be limited to the monthly deductions for the increase.

If this policy is issued to a Missouri citizen, this provision does not apply unless we prove the insured intended suicide when this policy was applied for. If on the effective date of any increase in face amount, the owner is a Missouri citizen, this provision does not apply to that increase unless the insured intended suicide when the increase in face amount was applied for.

ANNUAL REPORT

Each year a report will be sent to you which shows the current policy values, premiums paid and deductions made since the last report, and any outstanding policy loans.

PROJECTION OF BENEFITS AND VALUES

You may make a written request to us for a projection of illustrative future cash values and death benefits. This projection will be furnished to you for a nominal fee which will not exceed the Maximum Fee For Projection of Benefits and Values amount indicated on the Policy Specifications page.

103000                            3.05
(10/95)

4.  SEPARATE ACCOUNT PROVISIONS

SEPARATE ACCOUNT

The variable benefits under this policy are provided through investments in Separate Account Eleven. This account is used for flexible premium variable life insurance policies and, if permitted by law, may be used for other policies or contracts as well.

We hold the assets of Separate Account Eleven. These assets are held separately from the assets held in the General Account. Income, gains and losses---whether or not realized---from assets allocated to Separate Account Eleven will be credited to or charged against the account without regard to our other income, gains or losses.

The portion of the assets held by Separate Account Eleven equal to the reserves and other policy liabilities with respect to Separate Account Eleven will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to our General Account any assets of Separate Account Eleven which are in excess of the reserves and other policy liabilities of Separate Account Eleven.

Separate Account Eleven is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. Separate Account Eleven is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri. The investment policy of Separate Account Eleven will not be changed without the approval of the Insurance Commissioner of the State of Missouri. The approval process is on file with the Insurance Commissioner of the state in which this policy was delivered.

DIVISIONS

Separate Account Eleven has several Divisions. Each Division invests in a corresponding investment portfolio from one or more registered investment companies.

Income, gains and losses---whether or not realized---from the assets of each Division of Separate Account Eleven are credited to or charged against that Division without regard to income, gains or losses in other Divisions of Separate Account Eleven or in the General Account.

We will value the assets of each Division of Separate Account Eleven at the end of each valuation period. A valuation period is the period between two successive valuation dates. A valuation date is any day that benefits vary and on which the New York Stock Exchange and our home office are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and Regulations.

TRANSFERS

You may transfer amounts as follows:

-  Between the General Account and the Divisions of Separate Account Eleven; or

-  Among the Divisions of Separate Account Eleven.

These transfers will be subject to the following conditions:

-  We must receive a written request for transfer.

- Transfers from or among the Divisions of Separate Account Eleven may be made once each policy month and must be at least $500.00 or the entire amount you have in a Division, if smaller.

- Transfers or partial withdrawals from the General Account to the Divisions of Separate Account Eleven may be made up to the maximum number in any policy year after the first and must be at least $500.00. The General Account Maximum Number of Partial Withdrawals/Transfers is shown on the Policy Specifications page The maximum amount of all transfers and partial withdrawals from the General Account in any policy year will be the greatest of (1), (2) or (3):

   1. The cash surrender value of the General Account at the beginning of that policy year multiplied by the withdrawal percentage limit, as shown on the Policy Specifications page.

   2.  The previous year's General Account maximum withdrawal amount.

   3. The General Account Flat Withdrawal Amount as shown on the Policy Specifications page.

103000                             3.06
(10/95)

- The General Account Cash Value immediately after the transfer cannot exceed 1., below, multiplied by 2., below:

   1.  The General Account Cash Value plus the Separate Account Cash Value.

   2. The General Account Maximum Allocation Percent as shown on the Policy Specifications page.

We may revoke or modify the transfer privilege at any time, including the minimum amount transferable, the General Account Maximum Allocation Percent, and the transfer charge, if any.

ADDITION, DELETION OR SUBSTITUTION OF INVESTMENTS

We reserve the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares of a fund that are held by Separate Account Eleven or that Separate Account Eleven may purchase. We reserve the right to eliminate the shares of any of the funds of this policy and to substitute shares of another fund of a registered investment company, if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy. We will not substitute any shares attributable to the owner's interest in a Division of Separate Account Eleven without notice to the owner and compliance with the Investment Company Act of 1940. This will not prevent Separate Account Eleven from purchasing other securities for other series or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.

We reserve the right to establish additional Divisions of Separate Account Eleven which would invest in shares of registered investment companies and to make such Divisions available to such class or series of policies as we deem appropriate. We also reserve the right to eliminate or combine existing Divisions of Separate Account Eleven or to transfer assets between Divisions.

If we consider it to be in the best interest of persons having voting rights under the policies, Separate Account Eleven may be operated as a management company under the Investment Company Act of 1940; it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or its assets may be transferred to other separate accounts.

103000                            3.07
(10/95)

5.  POLICY BENEFITS

POLICY PROCEEDS

The policy proceeds are:

1.  The death benefit under the contract type then in effect; plus

2.  Any dividend due; plus

3. The monthly cost of insurance for the portion of the policy month from the date of death to the end of the policy month of death; minus

4.  Any loan and loan interest due.

DEATH BENEFIT

The death benefit depends upon the contract type in effect on the date of the insured's death. The contract type in effect is shown on the policy specifications page.

Option A Contract Type:

The death benefit is the greater of:

1.  The face amount; or

2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision thereto.

Option B Contract Type:

The death benefit is the greater of:

1.  The face amount plus the cash value on the date of death; or

2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision thereto.

Option C Contract Type:

The death benefit is the greater of:

1.  The face amount; or

2. The cash value on the date of death multiplied by the applicable attained age factor as shown on the policy's Death Benefit Option C Attained Age Factors page.

Notwithstanding anything in this policy, the death benefit will in no case be less than the amount necessary to cause the policy to meet the requirements for the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor provision thereto.

APPLICABLE PERCENTAGE

The percentages as currently described in Section 7702(d) of the Internal Revenue Code of 1986 are as follows:

In the case of an insured        The applicable percentage
with an attained age as of       will decrease by a
the beginning of the             ratable portion for each
contract year of:                full year:

More than:  But not more than:   From:                To:

     0              40            250                 250
    40              45            250                 215
    45              50            215                 185
    50              55            185                 150
    55              60            150                 130
    60              65            130                 120
    65              70            120                 115
    70              75            115                 105
    75              90            105                 105
    90              95            105                 100
    95             100            100                 100

10495                             4.01
(10/95)

POLICY CHANGES

You may request policy changes at any time unless we specifically indicate otherwise. We limit the number of changes to one per policy year and we do not permit changes in the first policy year. The types of changes allowed are explained below.

No change will be permitted that would result in this policy not satisfying the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor provision thereto.

CHANGE IN FACE AMOUNT

The face amount may be changed by sending us a written request.

Any decrease in face amount will be subject to the following conditions:

1. The decrease will become effective on the monthly anniversary on or following our receipt of the request.

2.  The decrease will reduce the face amount in the following order:

    a. The face amount provided by the most recent increase;

    b. Face amounts provided by the next most recent increases, successively;
       and

    c. The face amount when the policy was issued.

3. The face amount remaining in force after any requested decrease may not be less than the minimum face amount shown on the policy specifications page.

4. Any decrease must be at least the Minimum Face Amount Decrease as shown on the Policy Specifications page.

Any increase in face amount will be subject to the following conditions:

1. Proof that the insured is insurable by our standards on the date of the requested increase must be submitted.

2. Increases may be requested 60 days before or 30 days after the policy anniversary. The increase will become effective on that policy anniversary.

3. Any increase must be at least the Minimum Face Amount Increase as shown on the Policy Specifications page.

4. The insured must have an attained age not greater than age 80 on the anniversary date that the increase will become effective.

We will amend your policy to show the effective date of the decrease or increase.

CHANGE IN CONTRACT TYPE

If the contract type in effect is Option A or Option B, you may change the contract type by sending us a written request. The effective date of the change will be the monthly anniversary on or following the date we receive your request. On the effective date of this change the death benefit payable does not change, but the face amount may change.

If the contract type in effect is Option B, you may change it to Option A. The face amount will be increased to equal the death benefit on the effective date of change. The contract type can not be changed from Option B to Option C.

If the contract type in effect is Option A, you may change it to Option B. Proof that the insured is insurable by our standards on the date of the change must be submitted. The face amount will be decreased to equal the death benefit less the cash value on the effective date of change. This change may not be made if it would result in a face amount which is less than the minimum face amount shown on the policy specifications page. The contract type can not be changed from Option A to Option C.

If the contract type in effect is Option C, the contract type can not be changed.

10495                             4.02
(10/95)

6.  PREMIUMS AND GRACE PERIOD

PAYMENT OF PREMIUMS

Your first premium is due as of the issue date. While the insured is living, premiums after the first must be paid at our home office. A premium receipt will be furnished upon request. If this policy is in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the policy for inspection only.

Premiums may be paid in any amount and at any interval subject to the following conditions:

1. At issue, the initial premium payment must be greater than or equal to the initial annual minimum premium amount for the policy as shown on the policy specifications page.

2. Any subsequent premium payment must be at least the Minimum Premium Payment amount shown on the Policy Specifications page.

3. Total premiums paid in any policy year for policies issued with the Option A or B contract type may not exceed an amount that would cause the policy to fail the definition of life insurance as defined by Section 7702 of the Internal Revenue Code of 1986, or any applicable successor provision thereto. The maximum premium limit for the following policy year will be shown on your annual report.

    On any date that we receive a premium which causes the Death Benefit to increase by an amount that exceeds that premium received, we reserve the right to refuse that premium payment. We may require additional evidence of insurability before we accept the premium payment.

NET PREMIUM

The net premium is:

1.  The premium paid; minus

2. The premium paid multiplied by the percent of premium charge as shown on the Policy Specifications page.

PERCENT OF PREMIUM CHARGE

A charge will be deducted from each premium submitted. This maximum charge as a percent of the premium is shown on the policy specifications page. This charge will never exceed the maximum percent of premium charge shown on the Policy Specifications page.

ALLOCATION OF NET PREMIUMS

You determine the allocation of net premiums among the General Account and the Divisions of Separate Account Eleven. For any chosen allocation the minimum percentage that may be allocated is 5% of the net premium. Percentages must be in whole numbers. The General Account Cash Value immediately after payment of the premium cannot exceed 1., below, multiplied by 2., below:

1.  The General Account Cash Value plus the Separate Account Cash Value.

2. The General Account Maximum Allocation Percent as shown on the policy specifications page.

We may modify the General Account Maximum Allocation Percent at any time.

For any premium received during the "right to examine policy" period, we will initially allocate the net premium to the Division that invests exclusively in shares of a money market fund unless prohbited by state law. When this period expires, cash value in that Division will be transferred to the General Account and the Divisions of Separate Account Eleven according to the allocation percentages shown on the application. For any premium received after the "right to examine policy" period, the net premium will be allocated according to the allocation percentages shown on the application or your most recent allocation instructions received by us.

10495                             4.03
(10/95)

YOUR RIGHT TO CHANGE ALLOCATION

You may change the allocation of future net premiums among the General Account and/or the Divisions of Separate Account Eleven subject to the conditions outlined in the Allocation of the Net Premiums Provision. The change in allocation percentages will take effect immediately upon our receipt of your written request.

GRACE PERIOD

We will allow a grace period of 62 days. The grace period will start on any monthly anniversary when the cash surrender value is not large enough to cover the next monthly deduction. (Monthly deduction is defined in the Cash Values Section.) At that time, we will send you and any assignee of record a notice.

If we do not receive a net premium payment large enough to cover the monthly deduction by the end of the grace period, your policy will lapse at the end of that 62 day period and it will then terminate without cash value. If the insured dies during the grace period, any past due monthly deductions will be deducted from the death benefit.

REINSTATEMENT

You may reinstate your lapsed policy within 5 years after the date of lapse. This must be done before the insured's age 100. To reinstate, you must submit the following items:

1.  A written request for reinstatement.

2.  Proof satisfactory to us that the insured is insurable by our standards.

3.  A net premium payment large enough to cover:

    a. The monthly deductions due at the time of lapse; and

    b. Two times the monthly deduction due at the time of reinstatement.

4.  A payment to cover any Loan Interest due and unpaid at the time of lapse.

Upon receipt of the above payments, we will deduct any monthly deductions and loan interest due and upon at the time of lapse. The insured must be alive on the date we approve the request for reinstatement. If the insured is not alive, such approval is void and of no effect.

The reinstated policy will be in force from the date we approve the reinstatement application. There will be a full monthly deduction for the policy month which includes this date. Any application for reinstatement becomes part of the contract of reinstatement and of this policy.

Any loan may be paid or reinstated. Any loan reinstated will cause a cash value of an equal amount to be reinstated.

Any loan repaid at the time of reinstatement will cause an increase in cash value equal to the amount of the repaid loan.

The surrender charge at the time of reinstatement will be the surrender charge in effect at the time of lapse. The cash value following reinstatement will be increased by the amount of the surrender charge imposed at the time of lapse.

10495                             4.04
(10/95)

7.  DIVIDENDS

ANNUAL DIVIDENDS

While your policy is in force it may share in our divisible surplus. Each year we will determine the share of divisible surplus, if any, accruing to your policy. We will distribute this surplus as a dividend.

DIVIDEND OPTIONS

You may choose one of the following options. If you do not, we will credit the dividend under Option 2 until such time as you request in writing a different option. The option you choose will remain in effect until you change it.

OPTION 1.  Cash. Paid in cash.

OPTION 2.  Increase Cash Value. Paid to the policy's cash value on the date of dividend payment. The cash value will increase by exactly the amount of the dividend.

           The dividend will be allocated to the General Account and the Divisions of Separate Account Eleven according to the current allocation of the net premium.

8.  LOANS

After the first policy anniversary, upon written request to us, you may borrow an amount not in excess of the loan value of your policy while it is in force. The minimum amount of your net loan request at any one time must be at least $500. Your policy will be the sole security for such loan. We have the right to require your policy for endorsement.

The loan value is the cash value of your policy at the date of the loan request, reduced by:

1.  Any existing loans; and

2.  Loan interest to the next loan interest due date; and

3.  Every monthly deduction due to the next loan interest due date; and

4.  Any surrender charges.

You may allocate the policy loan among the General Account and the Divisions of Separate Account Eleven. If you do not specify the allocation, then the policy loan will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account, and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account, on the date of the policy loan.

Cash value equal to the policy loan allocated to the General Account and each Division of Separate Account Eleven will be transferred to the Loan Account, reducing the cash value accordingly. Any cash value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount.

LOAN INTEREST DUE DATE

The accrued loan interest for the year will be due the earliest of:

1.  The next policy anniversary date.

2.  The date of termination of the policy.

3.  The date the loan is repaid in full.

4. The date the loan plus loan interest accrued exceeds the cash value less any surrender charges.

10692                             6.01
(10/95)

Interest will be payable annually on each policy anniversary. If you do not pay the interest when it is due on a policy anniversary, an amount of cash value equal to the loan interest will also be transferred to the Loan Account. We will charge the same rate of interest on this amount as on the policy loan. The amount transferred will be deducted from the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy minus the cash value in the Loan Account.

INDEXED LOAN INTEREST

The loan interest is charged daily at a rate we set from time to time. This rate will never be more than the maximum permitted by law. We will not change this rate more than once a year. Any change will be effective on your policy anniversary date.

The rate of interest we set for a policy year may not exceed a maximum limit which is the higher of:

a. The Published Monthly Average for the calendar month ending 2 policy months before the beginning of the policy month in which the policy anniversary falls. (Example: for a policy with a June anniversary, the March Published Average.); or

b. The General Account Cash Value Guaranteed Interest Rate shown on the Policy Specifications page, plus 1%.

The Published Monthly Average means:

a. Moody's Corporate Bond Yield Average-Monthly Average Corporates, as published by Moody's Investors Service, Inc. or any successor to that service; or

b. If that average is no longer published, a substantially similar average, established by regulation issued by the insurance supervisory official of the state in which this policy is delivered.

If the maximum limit for a policy year increases by 1/2%, we may increase the rate to that maximum limit. If the maximum limit for a policy year decreases by 1/2%, we will decrease the rate to that maximum limit.

We will tell you the current loan interest rate when a loan is made. We will also mail you an advance notice if there is to be a change in the loan interest rate applicable to any existing loan balances.

LOAN REPAYMENTS

All funds received will be credited to your policy as a premium unless clearly marked for loan repayment.

You may repay your loan in whole or in part at any time before the death of the insured while the policy is in force. When a loan repayment is made, cash value securing the debt in the Loan Account equal to the loan repayment will be repaid to the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the Loan Account bears to the cash value in each Loan SubAccount. Unpaid loans and loan interest will be deducted from any settlement of your policy.

If you fail to make repayments when the total loan and loan interest due would exceed the cash value, less any surrender charges, your policy will terminate. We will allow you a grace period for such payment of loans and loan interest due. In such event the policy becomes void at the end of the grace period. We will mail notice to your last known address, the last known address of the insured, and that of any assignee of record. This grace period will expire 62 days from the monthly anniversary immediately before the date the total loan and loan interest exceeds the cash value less any surrender charges; or 31 days after such notice has been mailed, if later.

10692                             6.02
(10/95)

9.  CASH VALUES

CASH VALUE

The cash value of your policy is equal to the total of:

-  The cash value in the General Account; plus

-  The cash value in the Divisions of Separate Account Eleven; plus

-  The cash value in the Loan Account.

GENERAL ACCOUNT CASH VALUE

The cash value in the General Account as of the Investment Start Date is equal to:

- The portion of the initial net premium received and allocated to the General Account; minus

- The portion of the monthly deductions due from the issue date through the Investment Start Date charged to the General Account.

The cash value in the General Account on any day after the Investment Start Date is equal to:

- The cash value on the preceding Valuation Date, with interest on such value at the current rate; plus

- Any portion of net premium received and allocated to the General Account on that day; plus

-  Any amounts transferred to the General Account on that day; plus

-  Any loan repayments allocated to the General Account on that day; plus

- That portion of any interest credited on outstanding loans which is allocated to the General Account on that day; minus

- Any amount transferred plus any transfer charge from the General Account to the Divisions of Separate Account Eleven on that day; minus

- Any partial withdrawal plus any withdrawal transaction charge made from the General Account on that day; minus

- Any withdrawal due to a pro rata surrender plus any withdrawal transaction charge made from the General Account on that day; minus

- Any portion of the surrender charge incurred on that day attributed to the General Account; minus

- Any amount transferred from the General Account to the Loan Account on that day; minus

- IF THAT DAY IS A MONTHLY ANNIVERSARY, the portion of the monthly deduction charged to the General Account, to cover this policy month which starts on that day.

GENERAL ACCOUNT INTEREST RATE

The interest credited to the General Account cash value for a specific day will be at an effective annual rate not less than the General Account cash value guaranteed interest rate shown on the policy specifications page.

10692                             6.03
(10/95)

SEPARATE ACCOUNT CASH VALUE

The cash value in each Division of Separate Account Eleven on the Investment Start Date is equal to:

- The portion of the initial net premium received and allocated to the Division; minus

- The portion of the monthly deductions due from the issue date through the Investment Start Date charged to the Division.

The cash value in each Division of Separate Account Eleven on subsequent valuation dates is equal to:

- The cash value in the Division on the preceding valuation date multiplied by that Division's net investment factor for the current valuation period; plus

- Any portion of net premium received and allocated to the Division during the current valuation period; plus

- Any amounts transferred to the Division from the General Account or from another Division during the current valuation period; plus

- Any loan repayments allocated to the Division during the current valuation period; plus

- That portion of any interest credited on outstanding loans which is allocated to the Division during the current valuation period; minus

- Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus

- Any partial withdrawal plus any withdrawal transaction charge from the Division during the current valuation period; minus

- Any withdrawal due to a pro rata surrender plus any withdrawal transaction charge from the Division during the current valuation period; minus

- Any portion of the surrender charge incurred during the current valuation period attributed to the Division; minus

- Any amount transferred from the Division to the Loan Account during that valuation period; minus

- IF A MONTHLY ANNIVERSARY OCCURS DURING THE CURRENT VALUATION PERIOD, the portion of the monthly deduction charged to the Division during the current valuation period to cover the policy month which starts during that valuation period.

NET INVESTMENT FACTOR

The Net Investment Factor measures the investment performance of a Division during a valuation period. The Net Investment Factor for each Division for a valuation period is calculated as follows:

-  The value of the assets at the end of the preceding valuation period; plus

- The investment income and capital gains---realized or unrealized---credited to the assets in the valuation period for which the net investment factor is being determined; minus

- The capital losses---realized or unrealized---charged against those assets during the valuation period; minus

- Any amount charged against each Division for taxes, including any tax or other economic burden resulting from the application of tax laws that we determine to be properly attributable to the Divisions of the Separate Account, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus

- A charge not to exceed the Daily Expense Percentage shown on the policy specifications page for each day in the valuation period. This corresponds to an annual expense percentage of the Mortality and Expense Risk Percentage shown on the Policy Specifications page; divided by

-  The value of the assets at the end of the preceding valuation period.


10692                             6.04
(10/95)

LOAN ACCOUNT CASH VALUE

The cash value of the Loan Account as of the Investment Start Date is zero.

The cash value of the Loan Account on any day after the Investment Start Date is equal to:

- The cash value of the Loan Account on the preceding Valuation Date, with interest; plus

- Any amount transferred to the Loan Account from the General Account on that day; plus

- Any amount transferred to the Loan Account from the Divisions of Separate Account Eleven on that day; minus

-  Any loan repayments on that day; plus

- IF THAT DAY IS A POLICY ANNIVERSARY, an amount due to cover the loan interest, if not paid by you.

Cash value held in the Loan Account for loan collateral will earn interest daily at an annual rate of not less than the General Account cash value guaranteed interest rate shown on the Policy Specifications page. Interest credited on the cash value held in the Loan Account will be allocated to the General Account and the Divisions of Separate Account Eleven in the same porportion that the cash value in each Loan SubAccount bears to the cash value in the Loan Account.

MONTHLY COST OF INSURANCE

The monthly cost of insurance for the following month is deducted on the monthly anniversary date. The monthly cost of insurance is 1, below, multiplied by the difference between 2 and 3 below:

1.  The monthly cost of insurance rate.

2. The death benefit at the beginning of the policy month divided by the monthly cost of insurance factor shown on the policy specifications page.

3. The cash value at the beginning of the policy month, before the deduction of the monthly cost of insurance.

If the contract type is Option A or Option C and if there has been an increase in the face amount, then the cash value will first be considered a part of the face amount when the policy was issued. If the cash value is greater than the initial face amount, the excess cash value will then be considered a part of each increase in order, starting with the first increase.

MONTHLY COST OF INSURANCE RATES

At the beginning of each policy year, the monthly cost of insurance rate is determined for the initial face amount and each increase in face amount. The monthly cost of insurance rate is based on the attained age, risk classification, sex and completed policy years from the effective date of the initial face amount and each increase in face amount. For the initial face amount, we will use the risk classification as of the issue date. For each increase, we will use the risk classification applicable to the increase. If the death benefit equals a percentage of the cash value, any increase in cash value will cause an automatic increase in the death benefit. The risk classification for such increase will be the same as that used for the most recent increase that required proof that the insured was insurable by our standards.

The monthly cost of insurance rates will never exceed the rates shown on the Table of Guaranteed Monthly Cost of Insurance Rates page. Any change in the cost of insurance rates will apply to all persons of the same age, sex, and classification whose initial face amounts or increases in face amount have been in force for the same length of time.

MONTHLY POLICY CHARGE

A policy charge will be deducted each policy month from the cash value. The amount of the monthly policy charge will never exceed the amount shown on the policy Specifications page.

10692                             6.05
(10/95)

MONTHLY DEDUCTION

The monthly deduction is:

1.  The monthly cost of insurance; plus

2.  The monthly cost, if any, for any rider included with this policy; plus

3.  The monthly policy charge.

The monthly deduction for a policy month will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in Loan Account on the monthly anniversary.

CASH SURRENDER VALUE

The cash surrender value of this policy is:

1.  The cash value at the time of surrender; minus

2.  Any loan and loan interest accrued; minus

3.  Any surrender charge.

SURRENDER

You may surrender your policy for its cash surrender value plus any dividend due at any time during the lifetime of the insured. We will determine the cash surrender value as of the date we receive your written request at our home office. The cash surrender value will not be reduced by any monthly deduction due on that date for a subsequent policy month.

PARTIAL WITHDRAWAL

After the first policy year, upon written request to us, you can make a partial withdrawal of cash subject to the following conditions:

GENERAL ACCOUNT PARTIAL WITHDRAWAL

- You may make up to the maximum number of partial withdrawals or transfers in any policy year, but not to exceed the maximum withdrawal amount. The General Account Maximum Number of Partial Withdrawals/Transfers is as shown on the Policy Specifications page.

- The minimum amount of your partial withdrawal request at any one time must be at least $500 of your account.

- The maximum amount of all partial withdrawals and transfers from the General Account in any policy year will be the greatest of (1), (2), or (3):

   1. The cash surrender value of the General Account at the beginning of that policy year multiplied by the withdrawal percentage limit, as shown on the policy specifications page.

   2.  The previous year's General Account maximum withdrawal amount.

   3. The General Account flat withdrawal amount as shown on the policy specifications page.

   The maximum amount available for partial withdrawal cannot exceed the cash surrender value of the policy at the time of the partial withdrawal.

SEPARATE ACCOUNT PARTIAL WITHDRAWALS

-  You may make up to one partial withdrawal each policy month.

- The minimum amount of your partial withdrawal request at any one time must be at least $500 of a Division or your entire balance in that Division, if smaller.

- The maximum amount of your partial withdrawal from any one of the Divisions of Separate Account Eleven in any policy year will be the cash surrender value of that Division.

ALLOCATION OF PARTIAL WITHDRAWALS

You may allocate the partial withdrawal plus any applicable surrender charge, subject to the above conditions, among the General Account and the Divisions of Separate Account Eleven. If you do not specify the allocation, then the partial withdrawal will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the date of the partial withdrawal. If the General Account conditions will not allow this proportionate allocation, we will request that you specify an acceptable allocation.

10692                             6.06
(10/95)

If the contract type is Option A or Option C and the death benefit equals the face amount, then a partial withdrawal will decrease the face amount by an amount equal to the partial withdrawal plus the applicable surrender charge. This surrender charge will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the partial withdrawal was allocated among the General Account and the Divisions of Separate Account Eleven. If the death benefit equals a percentage of the cash value then a partial withdrawal will decrease the face amount by any amount in which the partial withdrawal plus the applicable surrender charge exceeds the difference between the death benefit and the face amount. The face amount will be decreased in the following order:

1.  The face amount at issue; and

2.  Any increases in the same order in which they were issued.

No partial withdrawal will be processed which will result in the face amount being decreased below the minimum face amount shown on the Policy Specifications page.

We reserve the right to change the minimum amount or the number of times you may make a partial withdrawal. We also may assess a transaction charge for a withdrawal.

PRO RATA SURRENDER

After the first policy year, upon written request to us, you can make a pro rata surrender of your policy. The pro rata surrender can be any whole number percentage of your policy. The pro rata surrender will reduce the face amount and the cash value by the percentage chosen. The face amount decrease will be subject to the following conditions:

1. The decrease will become effective on the monthly anniversary on or following our receipt of the request.

2.  The decrease will reduce the face amount in the following order:

    a. The face amount provided by the most recent increase;

    b. Face amounts provided by the next most recent increases, successively;
       and

    c. The face amount when the policy was issued.

3. You may allocate the decrease in cash value due to the pro rata surrender plus any applicable surrender charge among the General Account and the Divisions of Separate Account Eleven. If you do not specify the allocation, then the decrease in cash value plus any applicable surrender charge will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the date of the pro rata surrender.

A pro rata surrender can not be processed if it will reduce the face amount below the minimum face amount shown on the policy specifications page. No pro rata surrender will be processed for more cash surrender value than is available on the date of the pro rata surrender. A cash payment will be made to you for the amount of cash value reduction less any applicable surrender charges.

SURRENDER CHARGE

The surrender charge is 1. multiplied by 2. multiplied by 3., below:

1.  The applicable percentage as shown on the Surrender Charge Schedule page.

2.  The Surrender Charge Factor as shown on the policy specifications page.

3.  The total premiums paid.

This amount will be used to determine the surrender charge for any partial withdrawal, pro rata surrender or full cash surrender in subsequent years.

A partial withdrawal or a pro rata surrender may cause a surrender charge to be taken. The surrender charge will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy minus the cash value in the Loan Account.

10692                             6.07
(10/95)

POSTPONEMENT OF PAYMENTS OR TRANSFERS

We will usually pay any amounts payable on surrender, partial withdrawal, pro rata surrender or policy loan allocated to the Divisions of Separate Account Eleven within seven days after written notice is received. We will usually pay any death benefit proceeds within seven days after we receive due proof of claim. Payment of any amount payable, from the Divisions of Separate Account Eleven, on surrender, partial withdrawal, pro rata surrender, policy loan or death may be postponed whenever:

1. The New York Stock Exchange is closed (other than customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the SEC;

2. The SEC, by order, permits postponement for the protection of policy owners; or

3. An emergency exists as determined by the SEC, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of Separate Account Eleven.

We may defer payment of the portion of any amount payable from the General Account on surrender, partial withdrawal or pro rata surrender for not more than six months. If we defer payment for 30 days or more, we will pay interest at the rate of 2 1/2% per year for the period of deferment.

Transfers may also be postponed under the circumstances listed above.

We may defer payment of the portion of any policy loan from the General Account for not more than six months. No payment from the General Account to pay premiums on policies will be deferred.

CONTINUATION OF INSURANCE

If all premium payments cease, the insurance provided under this policy, including benefits provided by any rider attached to this policy will continue in accordance with the provisions of this policy for as long as the cash surrender value is sufficient to cover the monthly deductions. Any remaining cash surrender value plus any dividend due will be payable on the maturity date.

BASIS OF COMPUTATION

The minimum cash value are based on 1) the Minimum Cash Value Mortality Table shown on the Policy Specifications page; and 2) for amounts allocated to the General Account, compound interest at an annual rate of not less than the General Account Cash Value Guaranteed Interest Rate shown on the Policy Specifications page. There is no minimum cash value guaranteed interest rate for amounts allocated to the Divisions of Separate Account Eleven.

Net single premiums are based on 1) the 7702 Table as shown on the Policy Specifications page; and 2) the General Account Cash Value Guaranteed Interest Rate as shown on the Policy Specifications page.

All values are at least equal to those required by any applicable law of the state that governs your policy. We have filed a detailed statement of the method of calculating cash values and reserves with the insurance supervisory official of that state.

10692                             6.08
(10/95)

10. PAYMENT OF POLICY BENEFITS

PAYMENT

A lump sum payment will be made as provided on the face page.

INTEREST ON PROCEEDS

We will pay interest on proceeds from the date of the insured's death to the date of payment. Interest will be at an annual rate determined by us, but never less than the Guaranteed Interest Rate on Proceeds.

EXTENDED PROVISIONS

Provisions for settlement of proceeds different from a lump sum payment may only be made upon written agreement with us.

00768                             7.01
(10/95)

          FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                       PARTICIPATING



                       GENERAL [Logo]
                         AMERICAN
                  LIFE INSURANCE COMPANY
                 ST. LOUIS, MISSOURI 63166

100003
(10/95)

------------------------------------------------------------------------------
      PART I APPLICATION FOR FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE TO
                   GENERAL AMERICAN LIFE INSURANCE COMPANY
                             ST. LOUIS, MISSOURI
------------------------------------------------------------------------------
                             GENERAL INFORMATION                    SECTION A
------------------------------------------------------------------------------
  1.  Amount (at least 1/12th of the annual premium) paid in cash in exchange for the Temporary Insurance Agreement with the same number as
      this application.   $
                           --------------
------------------------------------------------------------------------------
  2.  (a)  Name of Proposed Insured (Print Last, First, Middle)
           Doe, John

      (b)  /X/  Male
           / /  Female

      (c)  Social Security #123-45-6789
------------------------------------------------------------------------------
      (d)  Date of Birth:    Mo. 4   Day 15   Yr. 58

      (e)  Age Nearest
           Birthday
           35

      (f)  Birthplace
           IL

      (g)  Special Policy Date

------------------------------------------------------------------------------
      (h)  Residence Address: Number and Street, or RFD   City   State   Zip
           13045 Tesson Ferry  St. Louis, MO 63128

           Home Phone #
           (314)843-8700
------------------------------------------------------------------------------
  3.  (a)  Name of Employer
           ABC Company

      (b)  Occupation and Duties
           Accountant
------------------------------------------------------------------------------
      (c)  Business Address:  Number and Street, or RFD   City    State   Zip
           230 New Halls Ferry  St. Louis, MO 63136

           Business Phone #
           (314)444-0700
------------------------------------------------------------------------------
  4.  (a)  Annual Earned Income
           from Occupation:
           $35,000

      (b)  Total Annual Income from
           all Sources (including 4(a)):
           $35,000

      (c)  Approximate Net Worth:
           $100,000

------------------------------------------------------------------------------
  5.  Send Premium Notices to: /X/ Residence  / / Business  / / Other
                                                                     ---------
------------------------------------------------------------------------------
  6.  Name and address of Premium Payor if other than Owner.

------------------------------------------------------------------------------
  7. (a) Convenient time, place, and phone # to reach Proposed Insured
           After 5:00 p.m. Home 314-843-8700

      (b)  Have we done a personal history or
           customer interview with you in the
           past 12 months?     / / Yes    / / No
------------------------------------------------------------------------------
  8. Beneficiary of death benefit. (MUST BE COMPLETED: Print full name, address, telephone # and relationship of each to Proposed Insured)
      (a) Primary Class (will receive payment first, if living and not disqualified)
           Insured's Estate


      (b) Contingent Class (will receive payment only if living and not disqualified and if no primary beneficiary receives payment)


------------------------------------------------------------------------------

  9. Owner of Policy. (MUST BE COMPLETED: Print full name, address, telephone #, date of birth, relationship of each to Proposed Insured and Social Security Number or Tax Identification Number.)
      (a)  Original Owner/Class:    /X/ Proposed Insured     / / Other


      (b) Contingent Owner/Class, if any, to become Owner only when no Original Owner is living.


------------------------------------------------------------------------------
 9425
 (10/95)

-------------------------------------------------------------------------------
 SECTION A - CONTINUED          GENERAL INFORMATION
-------------------------------------------------------------------------------
 10. (a) Total Life Insurance now in force on Proposed Insured. (If none, write "None".) None
  ---------------------------------------------------------------------------
                    Year of  Personal  Business  Accidental  Waiver of Prem.
       Company       Issue   Ins. Amt. Ins. Amt. Death Amt.     Yes    No
  ---------------------------------------------------------------------------
                                                                / /   / /
  ---------------------------------------------------------------------------
                                                                / /   / /
  ---------------------------------------------------------------------------
                                                                / /   / /
  ---------------------------------------------------------------------------
                                                                / /   / /
  ---------------------------------------------------------------------------
                                                                / /   / /
  ---------------------------------------------------------------------------
                     TOTALS
                            -------------------------------------------------
      (b)  Are you currently applying for life insurance
           with any other company? (If "Yes", give details
           in #12.)                                          / / Yes  /X/ No

      (c)  Will the insurance being applied for replace or   / / Yes  /X/ No
           change any of the above or any in force
           annuities? If "Yes": Circle coverage being
           terminated. (Complete and submit required papers.)
-------------------------------------------------------------------------------
 11.  Have you: (Provide details in #12 to any "Yes" answers.)
                                                                   Yes    No
      (a)  Ever been declined, postponed, rated or
           offered a policy different than that applied
           for?..................................................  / /   /X/

      (b)  Any intention to travel or reside outside the
           United States?........................................  / /   /X/

      (c)  Been a pilot, student pilot, or crew member
           during the past 3 years or have any intention
           of becoming a pilot, student pilot or crew
           member in any type of aircraft? (If "Yes",
           complete Aviation Section.)...........................  / /   /X/

      (d)  Ever had a traffic citation for driving while
           intoxicated or driving under the influence of
           intoxicants or drugs?.................................  / /   /X/

      (e)  Within the past three years, had:
           (i)  any moving vehicle violation?....................  / /   /X/
           (ii) a traffic accident?..............................  / /   /X/

                If either 11(d) and/or any question in 11(e) is
                answered "Yes", then
                Driver's License #                State
                                  ---------------      ----------
           (f)  Participated in, or do you contemplate
                participating in: aeronautics, competitive racing,
                underwater or sky diving, mountain climbing, or
                any other similar avocation?                       / /   /X/
                (If "Yes", complete Avocation Section.)
-------------------------------------------------------------------------------
 12.  Details of Answers





-------------------------------------------------------------------------------
 9425
 (10/95)

------------------------------------------------------------------------------
        FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE APPLIED FOR SECTION B
------------------------------------------------------------------------------
 13.  (a)                FLEXIBLE PREMIUM VARIABLE LIFE:

 /X/  FPVL-100 (FRC-VUL)  $100,000
                          ---------
      Contract Type / / Opt. A / / Opt. B  /X/ Opt. C
      -------------
      Benefits:
      ---------
        / / Waiver of Monthly Deduction
        / / Waiver of Specified Premium
            $         (Monthly Benefit)
             ---------


      Riders:
      -------
      / / IBR  / /    %   / / CPI (NOT AVAILABLE IN
                 ----        ALABAMA OR MISSISSIPPI)

      / /  FPVL-100 GI (FRC-VUL GI) $
                                     ----------
      Contract Type / / Opt. A / / Opt. B  / / Opt. C
      -------------

      Benefits:
      ---------
        / / Waiver of Monthly Deduction
        / / Waiver of Specified Premium
            $         (Monthly Benefit)
             ---------

      Riders:
      -------
      / / IBR   / /    %  / / CPI (NOT AVAILABLE IN
                   ----       ALABAMA OR MISSISSIPPI)

------------------------------------------------------------------------------

      / /  Other (List)          $/#
                       ----------   ----------
                                 $/#
                       ----------   ----------

           Riders:
           -------
           / /  Other (List)          $/#
                            ----------   ----------
                                      $/#
                            ----------   ----------

------------------------------------------------------------------------------
      (b)  Premiums:
           Direct Billing:     /X/ ANN  / / SA  / / QR  / / Single Premium
           List Billing:       / / ANN  / / SA  / / QR
                               / / MO (add to existing List Billing #         )
                                                                     ---------
           Pre Auth Check:     / / (add to existing PAC Billing #          )
                                                                 ----------
           Payroll Deduction:  / / (add to existing Payroll Deduction #       )
                                                                       -------
           Premium Amount $  860.00    MAKE CHECK PAYABLE TO:
                           ----------- GENERAL AMERICAN LIFE INSURANCE CO.
------------------------------------------------------------------------------
      (c) Net Premium Allocation: (0 or minimum of 5%. Percentages must be in whole numbers and total 100%.)
           Russell Insurance Funds, Inc.:
           /X/ Multi-Style Equity Fund     20 %  /X/ Money Market Fund     20 %
                                      --------                        --------
           /X/ Aggressive Equity Fund      20 %  / / Other                    %
                                      --------            ----------- --------
           /X/ Non-U.S. Fund               20 %  / / Other                    %
                                      --------            ----------- --------
           /X/ Core Bond Fund              20 %  / / General Account          %
                                      --------                        --------
                              ===================================
                              TOTAL ALLOCATION             100 %
                                                      ---------
------------------------------------------------------------------------------
      (d)  Suitability Information:
           (a)  Have you received a prospectus for the policy
                applied for?                                   /X/ Yes  / / No
                Date of prospectus
                                  ----------------
                Date of any supplement
                                      ----------------
           (b)  Do you understand that:
                1.   The death benefit and cash surrender
                     value will increase or decrease
                     depending on investment experience, and
                2.   There is no guaranteed minimum death
                     benefit or cash surrender value?          /X/ Yes  / / No

           (c)  Do you believe that the policy applied for
                meets your insurance needs and your
                anticipated financial objectives?              /X/ Yes  / / No
           / / I REQUEST A COPY OF THE STATEMENT OF ADDITIONAL INFORMATION REFERRED TO IN THE PROSPECTUS.
------------------------------------------------------------------------------
      (e) Dividend Option (if eligible): /X/ Increasing Cash Value / / Cash If no option is elected, the Automatic Option is Incr. Cash Value.
------------------------------------------------------------------------------
 9425
 (10/95)

------------------------------------------------------------------------------
SECTION B (CONT'D) FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE APPLIED FOR
------------------------------------------------------------------------------
 13. (f) / / Additional or / / Alternate Policy(ies) desired. (If benefits, mode, beneficiary or ownership are different than original policy, provide details.)


------------------------------------------------------------------------------
      (g)  Explanations or Additional Instructions:



------------------------------------------------------------------------------
      (h) For Home Office Endorsement only. (Not applicable in Kentucky, Maryland, Minnesota, New Hampshire, Pennsylvania, West Virginia, Wisconsin)



------------------------------------------------------------------------------
 9425
 (10/95)

-------------------------------------------------------------------------------
     PART II APPLICATION FOR FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE TO
                   GENERAL AMERICAN LIFE INSURANCE COMPANY
                             ST. LOUIS, MISSOURI
-------------------------------------------------------------------------------
                             MEDICAL DECLARATIONS                   SECTION C
-------------------------------------------------------------------------------
 14.  (a)  Name of Insured:  John Doe
                           --------------------------

      (b)  Height  6   ft.  0   in;  Weight 200  lbs.
                 ------   ------           ------

(c)   Any change in weight     YES    NO
      in past year? (If yes,   / /   /X/
      give details below,
      including lbs.)
-------------------------------------------------------------------------------
 15.  (a)  Name and address of your personal physician. If none, check /X/

           Name                                       Phone #
               ---------------------------------------       ------------------
           Address
                  -------------------------------------------------------------
      (b)  Date and reason last consulted? Date       Reason
                                               -------      -------------------
      (c)  What treatment was given or medication prescribed?
                                                             ------------------
-------------------------------------------------------------------------------
 16.  Within the last ten years, from the date of this application, have you been treated for or had any known indication of:
      (a)  Dizziness, fainting, convulsions, epilepsy, headaches,    YES    NO
           speech defects, paralysis, mental or nervous disorders?   / /   /X/
-------------------------------------------------------------------------------
      (b)  Shortness of breath, bronchitis, asthma, emphysema,
           tuberculosis, pneumonia, or chronic respiratory disease?  / /   /X/
--------------------------------------------------------------------------------
      (c)  Chest pain, pulse irregularity, high blood pressure,
           rheumatic fever, heart murmur, heart attack, stroke, or
           other disorder of the heart, or circulatory system,
           anemia, or other disorder of the blood?                   / /   /X/
--------------------------------------------------------------------------------
      (d) Jaundice, intestinal bleeding, ulcer, diarrhea, colitis, diverticulitis, or other disorder of the stomach,
           intestines, liver or gallbladder?                         / /   /X/
--------------------------------------------------------------------------------
      (e)  Kidney stone or other disease of kidney; venereal
           disease; disorder of the bladder, prostate, reproductive
           organs, or breasts; sugar, albumin, blood or pus in the
           urine?                                                    / /   /X/
--------------------------------------------------------------------------------
      (f)  Diabetes; disorder of the thyroid or lymph glands, or
           other endocrine disorders?                                / /   /X/
--------------------------------------------------------------------------------
      (g)  Arthritis, gout, collagen disease or other disorders of
           the muscles, or bones including spine, back or joints?    / /   /X/
--------------------------------------------------------------------------------
      (h)  Disorder of skin, cyst, tumor or cancer?                  / /   /X/
--------------------------------------------------------------------------------
 17.  Are you now under observation or taking medication or
      treatment?                                                     / /   /X/
--------------------------------------------------------------------------------
 18.  Do you have any doctor's visit or medical care scheduled?      / /   /X/
--------------------------------------------------------------------------------
 19.  Have you ever been diagnosed by a member of the medical
      profession as having AIDS or AIDS Related Complex?             / /   /X/
--------------------------------------------------------------------------------
 20.  Have you ever received treatment from a member of the medical
      profession for AIDS or AIDS Related Complex?                   / /   /X/
--------------------------------------------------------------------------------
DETAILS of "Yes" answers. (IDENTIFY QUESTION NUMBER, CIRCLE APPLICABLE ITEMS:
Include diagnoses, dates, duration and names and addresses of all attending physicians and medical facilities.)



-------------------------------------------------------------------------------
 9425
 (10/95)

-------------------------------------------------------------------------------
 SECTION C - CONTINUED            MEDICAL DECLARATIONS
-------------------------------------------------------------------------------
 21.  Other than above, have you within the past 5 years:
      (a)  Had any psychiatric or psychological consultation not
           listed above or any physical disorder not listed above?   YES    NO
                                                                     / /   /X/

      (b)  Had a checkup, consultation, illness, injury, surgery?    / /   /X/

      (c)  Been a patient in a hospital, clinic, sanatorium, or
           other medical facility?                                   / /   /X/

      (d)  Had electrocardiogram, X-ray, other diagnostic test?      / /   /X/

      (e)  Been advised to have any diagnostic test,
           hospitalization, treatment, or surgery which was not
           completed?                                                / /   /X/
--------------------------------------------------------------------------------
 22.  (a)  Have you used (once or more) or do you now use
           barbiturates, amphetamines, hallucinogenic drugs
           (including marijuana), cocaine, heroin, narcotics, or
           any similar substances or any prescription drug except
           in accordance with a physician's instruction?             / /   /X/

      (b)  Have you ever received counseling, advice or treatment
           regarding the use of alcohol or drugs?                    / /   /X/

      (c)  Have you ever been a member of any self-help group such
           as Alcoholics Anonymous or Narcotics Anonymous?           / /   /X/
--------------------------------------------------------------------------------
 23.  Have you ever attempted suicide or made a suicidal gesture?    / /   /X/
--------------------------------------------------------------------------------
 24.  (a)  Do you currently use any form of tobacco?                 / /   /X/

      (b)  Have you used any form of tobacco in the last 12 months?  / /   /X/
           If either or both of these questions is answered "Yes",
           complete the following:
           (i)   type used: / / Cigar  / / Pipe  / / Cigarettes
                 / / Smokeless Tobacco
           (ii)  how often?
                           -----------------------
           (iii) If you no longer smoke, when did you stop?      (mo)      (yr)
                                                           ------    ------
--------------------------------------------------------------------------------
 25.  Do you exercise regularly; i.e. Calisthenics, jogging, etc.?    /X/   / /
      If "Yes", how often?  / / Daily  /X/ Weekly  / / Other
--------------------------------------------------------------------------------
 26.  Are you now pregnant?                                           / /   /X/
      If "Yes", what is estimated date of delivery?
                                                   ------------------
--------------------------------------------------------------------------------
 27.  Do you have any family history of tuberculosis, diabetes, cancer, high blood pressure, heart or kidney disease, mental
      illness or suicide?                                             / /   /X/
--------------------------------------------------------------------------------
 28.                   Age if                                           Age at
                       Living               Cause of Death               Death
--------------------------------------------------------------------------------
 Father                  60
--------------------------------------------------------------------------------
 Mother                  60
--------------------------------------------------------------------------------
 Brother and Sisters
            --------------------------------------------------------------------
 No. Living     3
----------------------
 No. Dead       0
--------------------------------------------------------------------------------
 DETAILS of "Yes" answers. (IDENTIFY QUESTION NUMBER, CIRCLE APPLICABLE ITEMS:
 Include diagnoses, dates, duration and names and addresses of all attending physicians and medical facilities.)


--------------------------------------------------------------------------------
 9425
 (10/95)

-------------------------------------------------------------------------------
                                DECLARATIONS                        SECTION D
-------------------------------------------------------------------------------
 I agree that the statements and answers in this application are true and complete to the best of my knowledge and belief. I also agree that:

   (a) The statements and answers in this application, and any amendments to it, or made to the medical examiner will be the basis of any insurance issued and will be a part of any policy issued.

   (b) Knowledge of the agent or medical examiner will not be imputed to the Company unless stated in Part 1, or any of its supplements, Part II, or medical reports received in the Home Office. No printed provision of this application will be modified or waived except by an endorsement signed by an officer at the Home Office. No agent or medical examiner has the authority to make or alter any contract for the Company.

   (c) The "date of issue" as shown in my policy will be the "anniversary date". The due date of future premiums will be determined from that date. The number of policy years and months for deciding policy values will be determined from that date.

   (d) My acceptance of any insurance policy means I agree to any changes shown in #13(h), where state law permits Home Office corrections and additions.

   (e) If a premium payment is given in exchange for a Temporary Insurance Agreement (TIA), the Company will be liable only as set forth in that Agreement.

   (f) If a premium payment is not given at the same time as this application, then insurance will take effect when all of the following are satisfied:

        (1)  A policy is approved by the Company for issue as applied for; and

        (2)  The full first premium is paid; and

        (3) The health and insurability of any person proposed for insurance have not changed since the date of this application.

   (g) If a policy is issued other than as applied for, coverage will take effect under the policy only when all of the following have been satisfied:

        (1) A policy issued by the Company is delivered to and accepted by me; and

        (2)  The full first premium is paid; and

        (3) The health and insurability of any person proposed for insurance have not changed since the date of this application.

   (h) The undersigned applicant and agent certify that the applicant has read, or had read to him the completed application and that he or she realizes that any false statement or misrepresentation therein may result in loss of coverage under the policy.

 CERTIFICATION:  UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

         (1) The number shown on this form is my correct Taxpayer Identification Number (or, if no number is shown, I am waiting for a number to be issued to me); and

         (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

        PLEASE NOTE:   YOU MUST CROSS OUT AND INITIAL #2 ABOVE IF YOU HAVE BEEN
                       NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO
                       BACK UP WITHHOLDING BECAUSE OF UNDER-REPORTING INTEREST
                       OR DIVIDENDS ON YOUR TAX RETURN.

   Signed at         St. Louis, MO             X
            -------------------------------    ---------------------------------
                     (City, State)             (Signature of Proposed Insured -
                                                Parent or Guardian if Proposed
                                                     Insured under age 15.)

   This 15th day of     August     , 19 95
       ------      ----------------    ----    ---------------------------------
                                              (<F*>Signature of Applicant/Owner)


                                               ---------------------------------

   ----------------------------------------
   I certify that I have truly and
   accurately recorded on all parts of this    ---------------------------------
   application the information supplied by
   the applicant.
                                               ---------------------------------
    --------------------------------------    <F*>Signature and address if other
         Signature of Licensed Agent            than Proposed Insured. If Owner
     (If not yet appointed, do not sign.)      is a Corporation, Partnership, or
   ----------------------------------------      Trust, an authorized officer,
                                                 partner, or trustee must sign
                                                       and state title.

--------------------------------------------------------------------------------
 9425
 (10/95)